CINEPLEX ODEON CORPORATION

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Calculated in accordance with United States generally accepted accounting principles)
(In U.S. dollars, except number of shares)



		                           Year ended	        Year ended	    Year ended
		                    December 31, 1996	 December 31, 1995   December 31, 1994
				    -----------------    -----------------   -----------------
Primary
-------
Loss from continuing operations (G)      ($31,082,000)	      ($32,907,000)	($14,173,000)

Net loss (H)		                 ($31,082,000)	      ($32,907,000)	($14,173,000)

Weighted average outstanding common and
subordinate restricted voting shares 	  163,473,000 	       114,764,000 	 110,175,000

Add: incremental shares based on
treasury stock method, calculated using
average stock price for the year	            0 (2)	         0 (2)	           0 (2)

Adjusted weighted average outstanding
shares (I)		                  163,473,000 	       114,764,000 	 110,175,000

Loss per share from continuing
operations (G/I)		               ($0.19)		    ($0.29)	      ($0.13)

Loss per share (H/I)		               ($0.19)		    ($0.29)	      ($0.13)

Fully Diluted
-------------
Loss from continuing operations          ($31,082,000)	      ($32,907,000)	($14,173,000)

Imputed interest savings on
convertible debt 		                N/A (1)		    N/A	(1)	     0 	(1)

Adjusted net loss from continuing
operations (J)		                 ($31,082,000)        ($32,907,000)     ($14,173,000)

Net loss 		                 ($31,082,000)	      ($32,907,000)     ($14,173,000)

Imputed interest savings on
convertible debt 		               N/A (1)		    N/A	(1)	     0 	(1)

Adjusted net loss (K)		         ($31,082,000)        ($32,907,000)     ($14,173,000)

Weighted average outstanding common and
subordinate restricted voting shares 	  163,473,000 	       114,764,000       110,175,000

Add: incremental shares based on
treasury stock method, calculated
using ending stock price for the year		0 (2)	              0 (2)	     0 (2)

Add: Incremental shares on
convertible debt  		              N/A (2)		    N/A (2)	     0 (2)

Adjusted weighted average outstanding
shares (L)		                  163,473,000 		114,764,000 	110,175,000

Loss per share from continuing
operations (J/L)		               ($0.19)		     ($0.29)	     ($0.13)

Loss per share (K/L)		               ($0.19)		     ($0.29)	     ($0.13)


(1) Imputed interest calculation would be anti-dilutive and therefore has been excluded in calculations.

(2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations.

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